Exhibit 5.5 to Form F-3

ONE ARTS PLAZA 1722 ROUTH STREET, SUITE 1500 | DALLAS, TX 75201 | T 214.969.1700 | F 214.969.1751

Holland & Knight LLP | www.hklaw.com

June 10, 2022

Thomson Reuters Corporation

333 Bay Street, Suite 300

Toronto, Ontario M5H 2R2, Canada

TR Finance LLC

610 Opperman Drive

Eagan, Minnesota 55123

Thomson Reuters (Tax & Accounting) Inc.

2395 Midway Road

Carrollton, Texas 75006

Ladies and Gentlemen:

We have acted as Texas local counsel to Thomson Reuters (Tax & Accounting) Inc., a Texas corporation (the “Company”), in connection with the filing, by Thomson Reuters Corporation, a corporation amalgamated under the laws of the Province of Ontario (“TRC”), TR Finance LLC, a Delaware limited liability company (“TR Finance”), and the Company and the other subsidiaries of TRC that are guarantors signatory thereto (the “Subsidiary Guarantors”), of a Registration Statement on Forms F-10 and F-3 (the “Registration Statement”) filed on the date hereof, with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, relating to the registration of (i) debt securities to be issued by TRC (the “TRC Debt Securities”), (ii) debt securities to be issued by TRF (the “TRF Debt Securities,” and, together with the TRC Debt Securities, the “Debt Securities”), and (iii) guarantees of the TRF Debt Securities by the Company (the “Guarantee”) and the other Subsidiary Guarantors to be issued pursuant to an indenture or supplement thereto to be entered into in connection with the issuance of Debt Securities thereunder, and a form of which is incorporated by reference into the Registration Statement by reference to Exhibit 7.2 of TRC’s Form F-10/A (File No. 333-239390) filed with the SEC on July 6, 2020 (the “Indenture”), among TR Finance, TRC, the Subsidiary Guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas, as co-trustees.

In connection with this opinion letter, we have examined the form of the Indenture. We have also examined originals or copies of such other records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

Thomson Reuters Corporation

June 10, 2022

In rendering the opinions expressed below, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact material to our opinions, the truthfulness of representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.    Based solely on a Certificate of Fact dated June 9, 2022 of the Secretary of State of the State of Texas and a review on such date of the web site of the Comptroller of Public Accounts of the State of Texas, the Company is a corporation that is validly existing and its authority to transact business is active under the laws of the State of Texas.

2.    The Company (a) has the corporate power to execute, deliver and perform the Indenture and (b) has taken all corporate action necessary to authorize the Indenture.

3.    The execution and delivery by the Company of the Indenture do not, and the closing of the transactions contemplated thereby will not:

(a)     violate the articles of incorporation or bylaws of the Company, or

(b)     the Texas Business Organizations Code.

The opinions set forth above are limited to the Texas Business Organizations Code (including all applicable provisions of the constitution of the State of Texas and reported judicial decisions interpreting such Code), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered in connection with your filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us as local counsel under the heading “Legal Matters” in the base prospectus to be filed in relation to the Indenture. In addition, we consent to Torys LLP’s reliance as to matters of Texas law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantee, but only to the extent of the opinions specifically set forth herein. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Thomson Reuters Corporation

June 10, 2022

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Registration Statement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. We note that we only represent the Company with respect to specific transactions, and with respect to the Registration Statement solely for the purpose of preparing this opinion letter, and we are not general outside counsel for the Company and its affiliates.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP